Exhibit 10.12     Amended and Restated Deferred Compensation Plan


Merit Medical Systems, Inc.


                           DEFERRED COMPENSATION PLAN

                              Amended and Restated
                            Effective January 1, 2004


Article I
         Establishment and Purpose............................................Page 3

Article II
         Definitions..........................................................Page 3

Article III
         Eligibility and Participation........................................Page 9

Article IV
         Deferral Elections, Company Contributions, Account Valuation.........Page 9

Article V
         Distributions and Withdrawals.......................................Page 15

Article VI
         Administration......................................................Page 17

Article VII
         Amendment and Termination...........................................Page 19

Article VIII
         Informal Funding....................................................Page 20

Article IX
         Claims..............................................................Page 20

Article X
      General Conditions.....................................................Page 22

                                    ARTICLE I

COMBINATION OF PLANS AND PURPOSE

Merit Medical Systems, Inc. (the "Company") hereby combines, amends and restates the Merit Medical Systems, Inc. Highly Compensated Deferred Compensation Plan and the Merit Medical Systems, Inc. Select Highly Compensated Deferred Compensation Plan (collectively the "Predecessor Plans") into a single plan, the Merit Medical Systems, Inc. Deferred Compensation Plan (the "Plan"), and, further, hereby amends and restates the aforementioned Predecessor Plans as follows, effective January 1, 2004(the "Effective Date"). The purpose of the Plan remains the same as it was in the previous plans: to provide each participant with an opportunity to defer receipt of a portion of his or her salary, bonus, and other specified cash compensation that is designated as deferrable by the Plan Administrator. The purpose of the amendment and restatement is to add certain flexibility and additional features to the Plan.

The amended and restated Plan is not intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code, but is intended to be an unfunded arrangement providing deferred compensation to eligible employees who are part of a select group of management or highly compensated employees of the Company and other Participating Employers within the meaning of Sections 201, 301 and 401 of ERISA. The amended and rested Plan is intended to be exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA as a "top hat" plan, and to be eligible for the alternative method of compliance for reporting and disclosure available for unfunded "top hat" plans.

                                   ARTICLE II
                                   Definitions

2.1 Account Balance. Account Balance means, with respect to the Deferred Compensation Account or a Sub-Account, the total value of all the Investment Options in which the Participant deferrals, and Company Contributions, have been Deemed Invested as of a specific date, taking into account the value of all distributions from that Account or Sub-Account to the specific date.

2.2 Allocation Election. Allocation Election means a choice by a Participant of one or more Investment Options, and the allocation among them, in which future Participant deferrals and/or existing Account Balances are Deemed Invested for purposes of determining earnings in a particular Sub-Account.

2.3 Allocation Election Form. Allocation Election Form means the form (or Website screen) approved by the Plan Administrator on which the Participant makes an Allocation Election, Rebalances the Deemed Investment of a Sub-Account, or elects a Transfer.

2.4 Annual Valuation Date. Annual Valuation Date shall mean the anniversary of the Termination Valuation Date or In Service Distribution Valuation Date utilized to determine the amount of an annual installment payment.

2.5 Beneficiary. Beneficiary means a natural person, estate, or trust designated by a Participant on the form designated by the Plan Administrator to receive benefits to which a Beneficiary is entitled under and in accordance with provisions of the Plan. The Participant's estate shall be the Beneficiary if:

         a. the Participant has not designated a natural person or trust as Beneficiary, or

         b.   the designated Beneficiary has predeceased the Participant.

2.6 Change in Control. Change in Control means the occurrence of: (a) any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), (b) any sale or transfer by the Company of all or substantially all of its assets, other than to another entity in which the holders of the outstanding voting securities of the Company (determined immediately prior to such transfer or sale) continue to own a majority of the outstanding voting securities immediately after the transfer or sale, or (c) any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then-outstanding voting securities of the Company.

2.7 Chief Executive Officer. Chief Executive Officer means Chief Executive Officer of the Company.

2.8 Code. Code means the Internal Revenue Code of 1986, as amended from time to time.

2.9      Company.  Company means Merit Medical Systems, Inc.

2.10     Company  Contributions.  Company  Contributions  shall mean all Company
         Discretionary   Contributions,   if  any,   made  with   respect  to  a
         Participant.

2.11 Company Discretionary Contributions. Company Discretionary Contributions shall mean credits to a Participant's Retirement/Termination Sub-Account by the Company or a Participating Employer at a time and in an amount determined in the sole discretion of the Company.

2.12 Compensation. Compensation shall mean, for purposes of this Plan, the following items paid or payable by the Company or a Participating Employer to a Participant: base salary (including any deferred salary under a Code Section 401(k) or 125 plan), annual bonus, quarterly bonus, commissions, and such other cash compensation (if any) as the Plan Administrator designates as Compensation eligible for deferral under this Plan.

2.13 Compensation Deferral Agreement. Compensation Deferral Agreement shall mean the deferral election form, or such other form(s) furnished by the Plan Administrator (or screens on the Participant Website approved by the Plan Administrator), on which a Participant elects: (a) the amount of deferral and type of Compensation (base salary, bonus, etc.) to be deferred beginning the first day of the following Plan Year; (b) any In Service Distribution Dates for that year's, or a portion of that year's, deferrals (thus effectively designating the In Service Sub-Accounts to which such deferrals will be allocated); and (c) the form of payment elections for Termination Benefits and In Service Distributions. The Allocation Election Form may be part of the Compensation Deferral Agreement, in the discretion of the Plan Administrator.

2.14 Death Benefit. Death Benefit shall mean a distribution of the total amount of the Participant's Deferred Compensation Account Balance, including any remaining unpaid In Service Sub-Account balances, to the Participant's Beneficiary(ies) in accordance with Article V of the Plan.

2.15 Deemed Investment. A Deemed Investment (or "Deemed Invested") shall mean the notional conversion of a dollar amount of deferred Compensation and Company Contributions credited to a Participant's Deferred Compensation Account into hypothetical shares or units (or a fraction of such measures of ownership, if applicable) of the underlying investment (e.g. mutual fund or other investment) which is referred to by the Investment Option(s) selected by the Participant. The conversion shall occur as if shares (or units) of the designated investment were being purchased (or sold, for a distribution) at the purchase price as of the close of business of the day on which the Deemed Investment occurs. At no time shall a Participant have any real or beneficial ownership in the actual investment to which the Investment Option refers, irrespective of whether such a Deemed Investment is mirrored by an actual identical investment by the Company or a trustee acting on behalf of the Company.

2.16 Deferred Compensation Account ("Account"). A Participant's Deferred Compensation Account shall mean the aggregate of all Sub-Accounts maintained for Participant deferrals and Company Contributions, together with a record of Deemed Investments in accordance with Participants' Allocation Elections, minus any withdrawals or distributions from said Account. The Account, and all component
         Sub-Accounts, shall be a bookkeeping account utilized solely as a device for the measurement of amounts to be paid to the Participant under the Plan. The Account, and all Sub-Accounts, shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for Code or ERISA purposes and, moreover, amounts credited thereto shall not be considered "plan assets" for ERISA purposes.

2.17 Deferred Compensation Committee or "Committee". Deferred Compensation Committee, or "Committee" means a committee of at least three (3) officers of the Company appointed by the Chief Executive Officer, who shall serve until the earlier of termination of service or appointment of a replacement by the Chief Executive Officer.

2.18 Disability. Disability means "permanent disability" of a Participant within the meaning of the provisions of the Qualified Plan in effect on the Effective Date.

2.19 Eligibility Period. Eligibility Period means the 12-month period that begins October 1 and ends September 30 prior to the commencement of the Plan Year for which eligibility is being determined.

2.20 Eligible Employee. Eligible Employee means an Employee who is part of a select group of management or highly compensated employees of the Company or another Participating Employer within the meaning of Sections 201, 301 and 401 of ERISA, who satisfies the eligibility criteria in Section 3.1, and who is designated in writing by the Committee as eligible to participate in the Plan.

2.21 Employee. Employee means a full-time salaried employee of the Company or a Participating Employer.

2.22 Employer. Employer means the Company and Participating Employers. As to any Participant, the Employer is the entity or entities that employ or employed the Participant.

2.23 ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.24 In Service Distribution. In Service Distribution shall mean a payment to the Participant following a date elected by the Participant (the In Service Distribution Date) of the amount represented by the account balance in the In Service Sub-Account pertaining to that In Service Distribution. In Service Distributions shall be made in accordance with Participants' In Service Distribution form of payment election.

2.25 In Service Sub-Account. In Service Sub-Account shall mean a separate Sub-Account of the Deferred Compensation Account, created whenever a Participant elects a new In Service Distribution Date (not already established with a Sub-Account) with respect to a portion, or all, of his or her deferral contributions, to which such portion of the deferral contributions specified by the Participant is credited and Deemed Invested in accordance with the Participant's Allocation Election.

2.26 In Service Distribution Date. In Service Distribution Date shall mean the date selected by the Participant, following which the In Service Distribution Sub-Account Balance shall be distributed in accordance with the Plan

2.27     In  Service  Distribution   Valuation  Date.  In  Service  Distribution
         Valuation Date shall mean the last day of the calendar month in which the In Service Distribution Date falls.

2.28 Investment Option. Investment Option shall mean a security or other investment such as a mutual fund, life insurance sub-account, or other investment approved by the Committee for use as part of an Investment Option menu, which a Participant may elect as a measuring device to determine Deemed Investment earnings (positive or negative) to be
         credited  (if   positive)  or  charged   against  (if   negative)   the
         Participant's Account or Sub-Account. The Participant has no real or beneficial ownership in the security or other investment represented by the Investment Option.

2.29 Participant. Participant means an Eligible Employee who: (a) is selected to participate in this Plan in accordance with Section 3.1 and has elected to defer Compensation in accordance with the Plan in any Plan Year; (b) has received a Company Discretionary Contribution; or
         (c) has an Account Balance in his or her Deferred Compensation Account, including any Sub-Account, greater than zero prior to his or her death. A Participant's continued participation in the Plan shall be governed by Section 3.2 of the Plan.

2.30 Participating Employer. Participating Employer means a subsidiary or affiliate of the Company that (a) is a member of the same commonly controlled group of corporations or trades or businesses (within the meaning of Code Section 414(b) and (c)) as is the Company (b) participates as a co-sponsoring employer in a Company Qualified Plan, and (c) has adopted the Plan with the consent of the Committee. As of the Effective Date, Merit Services, Inc. and Merit Sensor Systems, Inc. are Participating Employers. The Committee may remove any subsidiary or affiliate of the Company as a Participating Employer at any time effective upon written notice to that subsidiary or affiliate.

2.31 Plan. Plan means the Merit Medical Systems, Inc. Deferred Compensation Plan as documented herein and as may be amended from time to time hereafter.

2.32 Plan Administrator. Plan Administrator shall mean a person or persons appointed by the Deferred Compensation Committee who is (are) responsible for the day-to-day decision making, record keeping, and administration of the Plan; provided, that the Plan Administrator may delegate duties of the Plan Administrator to employees or others to assist in the administration of the Plan.

2.33     Plan Year.  Plan Year means January 1 through December 31 each year.

2.34 Qualified Plan. Qualified Plan means the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan or any successor retirement plan(s) maintained by the Company that is intended to qualify under Section 401 of the Code.

2.35 Rabbi Trust. Rabbi Trust means a trust established under Section 8.2(b) below, if any.

2.36 Rebalance. Rebalance means an Allocation Election which pertains to a Participant's then existing Sub-Account and which reallocates the Sub-Account Balance among Investment Options available in the Plan.

2.37 Retirement/Termination Benefit. Retirement/Termination Benefit shall mean a distribution of the Participant's Deferred Compensation Account Balance, including all unpaid In Service Sub-Account balances, to the Participant (or Beneficiary) as specified in Section 5.2 of the Plan.

2.38 Retirement/Termination Sub-Account. Retirement/Termination Sub-Account shall mean that portion of the Deferred Compensation Account not allocated to In Service Sub-Accounts.

2.39     Sub-Account.   Sub-Account   shall  mean  a  portion  of  the  Deferred
         Compensation Account maintained separately by the Plan Administrator in order to properly administer the Plan.

2.40 Termination of Employment. Termination of Employment shall mean the termination of a Participant's employment with his or her Employer, voluntarily or involuntarily for any reason;provided, however, that a transfer of employment between the Company and another Participating Employer or between two Participating Employers shall not be deemed to be a Termination of Employment. In the event that a subsidiary or affiliate of the Company that is a Participating Employer subsequently ceases for any reason to be a Participating Employer, then effective as of the date of such cessation all Participants then employed by that entity shall be deemed to have terminated employment.

2.41 Termination Valuation Date. Termination Valuation Date shall mean the last day of the calendar month in which Termination of Employment occurs.

2.42 Transfer. Transfer means a partial Allocation Election with respect to a Participant's then existing Sub-Account where a Participant transfers a portion of the Sub-Account balance from one Investment Option to another.

2.43 Years of Service. Years of Service mean years of service as determined for vesting purposes under the provisions of the Qualified Plan as in effect on the Effective Date (i.e., 1,000 or more hours of service in a calendar year), including any Years of Service with a predecessor employer to the extent credited under the Qualified Plan.

                                   ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility and Participation. Except as provided in Section 3.2 below, each Employee who satisfies both of the criteria set forth in subsections 3.1(a) and (b) below during an Eligibility Period shall be an Eligible Employee with respect to the first Plan Year commencing after that Eligibility Period. No other Employee may become a Participant or otherwise defer Compensation under the Plan.


         (a) To be eligible an Employee must have the following position and title:

         (1)   Chief Executive Officer; or
         (2)   Chief Financial Officer; or
         (3)   Champion Circle Sales Representative; or
         (4)   Chief Information Officer; or
         (5)   Controller--Staff; or
         (6)   Chief Operating Officer; or
         (7)   General Counsel; or
         (8)   Director; or
         (9)   Executive Vice President; or
         (10)  Founder; or
         (11)  General Manager--Staff; or
         (12)  National Accounts/Packer Sales Manager; or
         (13)  National Sales Manager; or
         (14)  President; or
         (15)  Regional Sales Manager; or
         (16)  Site Controller; or
         (17)  Site General Manager; or
         (18)  Site President; or
         (19)  Vice President; or
         (20)  Such  other   positions  as  permit  the  Employee  to  influence
               executive management with respect to company policy, particularly regarding the amount and form of their remuneration for services, as determined by the Committee in its discretion; and

         (b) To be eligible, an Employee must receive Compensation for the Eligibility Period (i) in excess of that required for "highly compensated employee" status under Code Section 414 with respect to tax-qualified retirement plans, determined as if the Eligibility Period were the applicable qualified Plan Year and as if highly compensated employee status were based on compensation for that Plan Year; (ii) sufficient to place such Employee in the highest six percent (6%) of the Employers' payroll for that Eligibility Period; and (iii) greater than 250 percent of the average (mean) Compensation of all Employees during the Eligibility Period.

3.2 Duration. Once an Eligible Employee becomes a Participant, such Employee shall continue to be a Participant so long as he or she is entitled to receive benefits hereunder, notwithstanding any subsequent Termination of Employment or other cessation of Eligible Employee status. The foregoing sentence notwithstanding, an Eligible Employee who fails to qualify during any Eligibility Period after having once qualified, will continue to be a Participant in the Plan with respect to his or her Account Balances, but will not be permitted to defer Compensation during the first Plan Year commencing after the end of the Eligibility Period during which he or she failed to qualify. Failure to qualify for three (3) consecutive Eligibility Periods, once having qualified as an Eligible Employee, will be considered grounds for termination from the Plan, in the sole discretion of the Committee. In such instance, a terminated Participant will receive a single lump sum payment of the vested portion of his or her Deferred Compensation
         Account (including all In Service Sub-Accounts), and will not be considered an Eligible Employee until the close of the first Eligibility Period after he or she again satisfies the eligibility criteria.

3.3      Revocation of Future  Participation.  Notwithstanding the provisions of
         Section 3.2, the Committee may revoke a Participant's eligibility to make future deferrals under this Plan at any time for any other reason, in its sole discretion. Such revocation will not affect in any manner a Participant's Deferred Compensation Account or other terms of this Plan.

3.4      Notification.  Each newly  Eligible  Employee  shall be notified by the
         Plan   Administrator,   in  writing,  of  his  or  her  eligibility  to
         participate in this Plan.


                                   ARTICLE IV
  DEFERRAL ELECTIONS, COMPANY CONTRIBUTIONS, AND PARTICIPANT ACCOUNT VALUATION

4.1      Deferral Elections, generally

        (a) A Participant shall make a "Deferral Election" under the Plan by completing and submitting to the Plan Administrator a written Compensation Deferral Agreement provided by the Plan Administrator (or completing and electronically submitting the deferral election screen on the Participant website, when made available by the Plan Administrator). Deferral Elections shall be made during an annual enrollment period established by the Plan Administrator which shall end no later than December 1 preceding the Plan Year to which the Deferral Election relates, unless the enrollment period is extended by the Plan Administrator because of extraordinary circumstances. In no event may an enrollment period be extended beyond the last day of the month prior to the beginning of the Plan Year to which the Deferral Elections refer. Other cash Compensation Deferral Elections (if any are permitted by the Committee) shall be made prior to the time such amounts have been earned, during special enrollment periods announced by the Plan Administrator. The foregoing portions of Article III notwithstanding, an Employee who becomes an Eligible Employee during any Plan Year will not be eligible to participate in the Plan until the following the Plan Year. No Deferral Election, or modification or revocation of a prior Deferral Election shall be effective unless the Participant properly completes, executes and timely submits to the Plan Administrator or its designated agent a Compensation Deferral Agreement (or other form or available website screen approved by the Plan Administrator) containing that election. Any provision herein to the contrary notwithstanding, if a Participant receives a "hardship" distribution from the Qualified Plan, the Participant's elective deferrals hereunder shall be suspended for the period required under the Qualified Plan and the applicable Treasury Regulations relating to hardship distributions from qualified plans.

         (b) Deferral Elections shall pertain to a single Plan Year. Participants must make a new Deferral Election each year in order to defer Compensation during the following Plan Year. If no Deferral Election is received from a Participant during an enrollment period, or if the Deferral Election received by the Plan Administrator is invalid and the discrepancy is not rectified prior to the end of the enrollment period, then no deferrals of Compensation will be permitted for such Participant during the Plan Year following the enrollment period.

         (c) A Deferral Election shall designate in his or her Compensation Deferral Agreement (or on the appropriate Website screen, when available) the types and amounts of Compensation to be deferred in each Plan Year to which the Deferral Election relates. Such designation may be expressed in whole percentages of the type of Compensation in question or in flat dollar amounts. A Participant may defer up to 100% of his or her Compensation to be paid during the Plan Year to which the election refers. The foregoing sentence notwithstanding, the Plan Administrator may establish a maximum deferral dollar amount for each Plan Year; such maximum, if any, will be set forth on the Compensation Deferral Agreement. A Participant may elect different percentages or amounts to be deferred from salary, commissions, annual bonus and quarterly bonus.

         (d) Deferral Elections shall be made during the enrollment period immediately preceding the Plan Year during which the Compensation will be paid.

         (e) The foregoing portions of this Article IV notwithstanding, in the event a Participant's Deferral Election results in insufficient non-deferred Compensation from which to withhold taxes, Qualified Plan contributions, Code Section 125 salary reduction contributions or other amounts that the Employer is obligated to withhold in accordance with applicable law, the Deferral Election shall be reduced as necessary to allow the Company to satisfy tax withholding requirements.

         (f) Deferrals pertaining to base salary and/or commissions shall be deducted on a pro rata basis from a Participant's base salary and/or commissions for each pay period during the Plan Year, and the amount deferred shall be credited to the Participant's Retirement/Termination Sub-Account or In Service Sub-Account(s), and a Deemed Investment shall be made in the investment(s) represented by the Investment Option(s) elected by the Participant as of the close of business on the date it would otherwise have been paid as Compensation to the Participant. Deferrals pertaining to bonus awards shall be deducted from the Participant's bonus on the date of payment of the bonus, and the amount deferred shall be credited to the Participant's Termination Sub-Account or In Service Sub-Account(s), and a Deemed Investment shall be made in the investment(s) represented by the Investment Option(s) elected by the Participant as of the close of business on the date it would otherwise have been paid as Compensation to the Participant.

         (g) The Compensation Deferral Agreement shall indicate the Participant's election of a payment schedule for his or her Retirement/Termination Benefit. A Participant shall elect to have such Retirement/Termination Benefit distributed: (i) a portion, or all, in a single lump sum payable as soon as administratively practicable following the Termination Valuation Date; and/or (ii) the balance (assuming it is at least $25,000) in up to fifteen
              (15) annual or up to 60 quarterly installment payments payable at the time described in Section 5.3. An election of a payment schedule for a Participant's Retirement/Termination Benefit shall pertain to the entire Retirement/Termination Sub-Account Balance (including unpaid In Service Sub-Account Balances). A Participant shall be permitted to change his or her payment schedule election at any time by filing a new Compensation Deferral Agreement (or by following such procedures as are set by the Plan Administrator regarding using the Participant website, when available), provided such election is made at least thirteen (13) months prior to the Participant's date of Termination of Employment. Any payment schedule election made within thirteen months of Termination of Employment shall be null and void, and the most recent payment schedule election which is dated at least thirteen months prior to Termination of Employment will be in effect.

4.2      In Service Distribution Date Election.

         (a)  The  Compensation  Deferral  Agreement  shall  also  indicate  the
              Participant's election of In Service Distribution Date(s) (if any). An In Service Distribution election shall pertain to such portion of deferred Compensation for the Plan Year as elected by the Participant and shall cause an In Service Sub-Account to be established (unless such Sub-Account already exists), to which such portion of deferred Compensation shall be credited. In the event an In Service Sub-Account has already been established for the In Service Distribution Date referred to in the deferral election, such portion of deferred Compensation shall be credited to the existing In Service Sub-Account.

         (b) A Participant may elect to establish up to five (5) In Service Sub-Accounts.

         (c) A Participant may change or cancel an In Service Distribution Date twice only, as follows:

                (i) An In Service Distribution Date change (including a cancellation) may be made by completing, executing and submitting to the Plan Administrator a new Compensation Deferral Agreement or such other form as may be provided for In Service Distribution Date changes by the Plan Administrator (or completing and electronically submitting the appropriate screen on the Participant website, when available) at any time, so long as the date that such form is submitted to the Plan Administrator is at least thirteen (13) months prior to the In Service Distribution Date being changed and (except in the case of a cancellation) results in a postponement of the In Service Distribution Date by at least one year ; and

                (ii) The In Service Distribution Date may be extended to a subsequent year (and must be extended by at least one year), but it may not be made to occur sooner than the original date.

                (iii) Notwithstanding the foregoing,  an In Service Distribution
                      Date may be cancelled, even after one or two prior changes. A cancellation of an In Service Distribution Date shall cause the In Service Sub-Account associated with it to be merged into the Retirement/Termination Sub-Account.

                (iv) Making an In Service Distribution Date change or cancellation in accordance with the Plan is specific to the In Service Distribution to which it refers, and shall not affect other In Service Distributions or the ability of the Participant to make new In Service Distribution elections with respect to new deferral contributions. 10

         (d)  Any  portion  of  a  deferral   not  credited  to  an  In  Service
              Distribution    Sub-Account    will    be    credited    to    the
              Retirement/Termination Sub-Account.

         (e) The Compensation Deferral Agreement shall also indicate the Participant's election of payment schedule for each In Service Distribution Date. Permitted payment schedules for In Service
              Distributions are a single lump sum or (assuming the In Service Distribution Sub-Account Balance is at least $5,000) up to five
              (5) annual or twenty (20) quarterly installment payments. A Participant shall be permitted to change his or her payment schedule election for an In Service Distribution at any time by completing, executing and filing with the Plan Administrator a new Compensation Deferral Agreement (or by following such procedures as are set by the Plan Administrator regarding using the Participant website, when available), provided such election is made at least thirteen (13) months prior to the In Service Distribution Date.

4.3      Company Contributions and Vesting

         (a) Company Discretionary Contributions. The Company may make Company Discretionary Contributions to one, some, all or no Participant(s) by crediting to said Participants' Retirement/Termination Sub-Accounts effective at such times as the and in such amounts as the Company determines in its sole and absolute discretion. The Company shall be under no obligation to make Company Discretionary Contributions unless the Company expressly obligates itself to do so under a written agreement. Company Discretionary Contributions and Deemed Investment earnings thereon shall be subject to a vesting schedule set forth in (d) hereinbelow. The Company shall have no obligation to treat Participants in an equivalent or similar manner with respect to Company Discretionary Contributions, or to be consistent from year to year with respect to Company Discretionary Contributions.

         (b) Deemed Investments shall be made in the same manner as for deferrals (Section 4.1 of the Plan) on the date the Company Matching Contribution is credited to the Participant's Termination Benefit Sub-Account.

         (c) The Company shall establish a vesting schedule for each Company Discretionary Contribution, which shall be reduced to writing and provided to Participants who receive the Company Discretionary
              Contribution   either  at  the  time  the  Company   Discretionary
              Contribution is made or, in the case of Company Discretionary Contributions that "match" Participant deferral amounts (in any percentage), prior to the enrollment period during which Participants will make Deferral Elections that will be subject to the "match". If the Company fails to provide a written vesting schedule in accordance herewith, then the Company Discretionary Contribution will be 100% vested when made.

4.4      Allocation Elections and Valuation of Accounts

         (a) A Participant shall elect Investment Options from a menu provided by the Plan Administrator. The initial election shall be made on the Allocation Election form approved by the Plan Administrator (or Allocation Election Screen on the Participant website approved by the Plan Administrator) and shall specify the allocations among the Investment Options elected. A Participant may make different Allocation Elections for each Sub-Account. As of any date, a

              Participant's Sub-Accounts shall be valued as the sum of the value of all Deemed Investments on that date (or if that date is not a business day as of which publicly traded Investment Options can be readily valued, the most recent day preceding that date as of which the publicly traded Investment Options can be readily valued) after subtracting any prior withdrawals or distributions from said Sub-Account. Investment Options shall be utilized to determine the earnings attributable to the sub-account. Elections of Investment Options do not represent actual ownership of, or any ownership rights in or to, the securities or other investments to which the Investment Options refer, nor is the Company in any way bound or directed to make actual investments corresponding to Deemed Investments.

         (b) The Committee, in its sole discretion, shall be permitted to add or remove Investment Options provided that any such additions or removals of Investment Options shall not be effective with respect to any period prior to the effective date of such change. Any unallocated portion of a Sub-Account or any unallocated portion of new deferrals shall be Deemed Invested in an Investment Option referring to a money market based fund or sub-account.

         (c) A Participant may make a new Allocation Election with respect to future deferrals, and may Rebalance or Transfer funds in any of his or her Sub- Accounts, by completing, executing and submitting to the Plan Administrator an amended Allocation Election Form (or by accessing the website when available), provided that such new allocations, Rebalances or Transfers shall be in increments of one percent (1%), and Rebalances and Transfers apply to the entire Sub-Account Balance. New Allocation Elections, Rebalances, and Transfers may be made on any business day, and will become effective on the same business day or, in the case of Allocation Elections received after a cut-off time established by the Plan Administrator, the following business day.

         (d) Notwithstanding anything in this Section to the contrary, the Company shall have the sole and exclusive authority to invest any or all amounts deferred in any manner, regardless of any Allocation Elections by any Participant. A Participant's
              Allocation Election shall be used solely for purposes of determining the value of such Participant's Sub-Accounts and the amount of the corresponding liability of the Company in accordance with this Plan.

4.5 Prohibition Against Modifications to Deferral Elections. A Participant may not modify a Compensation Deferral Agreement or deferral election during a Plan Year. The foregoing notwithstanding, The Committee, in its sole discretion, may permit a Participant, who petitions the Committee in writing, to revoke a Compensation Deferral Agreement for the balance of the Plan Year. If a revocation is permitted, such Participant may not defer Compensation into the Plan for the balance of the Plan Year in which the revocation occurred.

                                    ARTICLE V

DISTRIBUTIONS AND WITHDRAWALS

The Employer shall pay directly,  or may cause a Rabbi Trust  established  under
Section 8.2(b) below to pay, to each Participant that is or was at any time after the Effective Date employed by such Employer (or, if any such Participant is deceased, to that Participant's Beneficiaries), deferred compensation equal to the vested portion of the Participant's Deferred Compensation Account in
accordance with the terms of this Plan and the Participant's applicable Compensation Deferral Agreements. All payments shall be reduced by applicable withholding taxes as determined by the Plan Administrator in its sole discretion. In the case of a Participant who has been employed by more than one Employer, either concurrently or sequentially, the Plan Administrator may adopt reasonable rules for apportioning primary responsibility for such payments among those Employers. The Company shall pay any amounts due under the Plan which another Participating Employer is required, but fails, to pay. In such case, the Company shall have a right to contribution and reimbursement from that Participating Employer for the amount so paid.



5.1      In Service Distributions.

         (a) In the event an In Service Distribution Sub-Account Balance shall be less than $5,000 on the initial In Service Distribution Valuation Date applicable to that Sub-Account, the Employer shall pay, or cause a Rabbi Trust pay, to the Participant the amount of such In Service Distribution Sub-Account Balance in a single lump sum as soon as administratively practicable following the In Service Distribution Valuation Date. Otherwise, the Employer shall pay or cause a Rabbi Trust to pay each In Service Distribution in accordance with the Participant's payment schedule election made with respect thereto (either a lump sum, in annual or quarterly installments, or in a combination of a partial lump sum and annual or quarterly installments, as the Participant has properly elected), beginning as soon as administratively practicable following the applicable In Service Distribution Valuation Date. In the event a Participant has properly elected installment payments for an In Service Distribution, the installment payments shall be determined as set forth in Section 5.3 of the Plan. In the absence of an effective election of installment payments, the Employer shall pay, or cause a Rabbi Trust to pay, In Service Distribution Sub-Account Balances in a lump sum.

         (b) Notwithstanding a Participant's election to receive an In Service Distribution, all In Service Distribution Sub-Account Balances shall be distributable as part of a Retirement/Termination or Death Benefit if the triggering date for such Retirement/Termination or Death Benefit occurs prior to the completion of payment(s) elected in connection with any In Service Distribution Date.

5.2 Retirement/Termination Benefit Distribution. The Retirement/Termination Benefit shall be paid in accordance with the Participant's payment schedule election made with respect thereto (either in a single lump sum, in annual or quarterly installments or in a partial lump sum with subsequent annual or quarterly installments, as the Participant has properly elected), beginning within ninety (90) days of the Termination Valuation Date. In the event a Participant has elected installment payments for a Retirement Distribution, the installment payments shall be determined as set forth in Section 5.3 of the Plan. In the absence of an effective election of installment payments, payment shall be made in a lump sum.

5.3 Installment Payments. If the Participant has properly elected installment payments for his or her Retirement/Termination Benefit distribution or an In Service Distribution, cash payments will be made beginning as soon as administratively practicable following the applicable Valuation Date (Termination or In Service) or, in the event of a partial lump sum election, following the first anniversary of the partial lump sum payment made following Termination of Employment . Such payments shall continue on or about the anniversary of the previous installment payment until the number of installment payments elected has been paid. The installment payment amount shall be determined annually (regardless of whether quarterly installments have been elected) as the result of a calculation, performed on the Annual Valuation Date, where (i) is divided by (ii):

                  (i) equals the value of the applicable Sub-Account on the Annual Valuation Date;

                  and

                  (ii) equals  the  remaining  number  of  years of  installment payments; and


         Any quarterly installment payments will be determined by dividing the annual installment payment amount by four (4).

5.4      Small Account Balance Lump Sum Payment.

         In the event that a Participant's Retirement/Termination Sub-Account Balance is less than $25,000 or a Participant's In Service Distribution Sub-Account Balance is less than $5,000 on the initial Termination or In Service Distribution Valuation Date, the In Service Distribution or Retirement Benefit, as applicable, shall be paid in a lump sum and any form of payment election to the contrary shall be null and void.

5.5 Disability Benefit. In the event of a Participant's Disability, the Participant shall receive a payment equal to the Participant's entire remaining Deferred Compensation Account Balance, which amount shall be paid in accordance with the Participant's payment schedule election as though it were a Retirement/Termination Benefit.

5.6      Death Benefit.

         (a) In the event of a Participant's death either before Termination of Employment or before complete distribution of any In Service Distribution or Retirement/Termination Benefit, such Participant's Beneficiary shall be paid a Death Benefit in the amount of the deceased Participant's remaining Deferred Compensation Account Balance in a single lump sum as soon as practicable following the end of the month in which the Participant's death occurred. The Valuation Date for purposes of determining the Death Benefit shall be the last day of the month in which the Participant's death occurs.

         (b) Each Participant may designate one or more primary and secondary (contingent) Beneficiaries and may revoke his or her prior Beneficiary designations at any time provided that all such Beneficiary designations and revocations of prior designations shall be effective only if made in writing, executed by the Participant, and submitted to the Plan Administrator, prior to the time of the Participant's death. In the event of conflicting
              Beneficiary designations, the most recent, effective designation shall control. If a Participant fails or declines for any reason to effectively designate a Beneficiary, or if no designated Beneficiary survives the Participant, the Company shall pay (or cause the Rabbi Trust to pay) the deceased Participant's remaining

              Deferred Compensation Account Balance, calculated as provided above, to the Participant's estate (which shall be deemed the Beneficiary in such case). If a Participant designates an individual who is his or her spouse at the time of designation as Beneficiary, that designation shall be deemed to have been revoked automatically as of the date the named individual ceases to be the Participant's lawful spouse as a result of divorce or annulment of their marriage.


5.7. Unforeseeable Emergency.

         (a) A Participant may request, in writing to the Plan Administrator, a withdrawal from his or her Deferred Compensation Account if the Participant experiences an "unforeseeable emergency". An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of the spouse or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as defined in Treas. Reg. ss. 1.457-6(c). The Plan Administrator, in its sole discretion, shall determine whether a Participant has experienced an unforeseeable emergency. Withdrawals of amounts because of an unforeseeable emergency are limited to the extent reasonably needed to satisfy the emergency need, which cannot be met with other resources of the Participant. The amount of such unforeseeable emergency withdrawal shall be subtracted first from the vested portion of the Participant's Retirement/Termination Sub-Account until depleted and then from the In Service Distribution Sub-Accounts (if any) beginning with the most distant. Values for purposes of administering this Section shall be determined on the date the Plan Administrator approves the amount of the unforeseeable emergency withdrawal, or such other date determined by the Plan Administrator.

         (b) A Participant must submit a written request for a hardship payment to the Committee on such form and in the manner as is prescribed by the Committee. The hardship request must: (a) describe and certify the hardship condition and the severe financial need; (b) explain why the Participant's other resources are inadequate to allow him otherwise to satisfy the hardship; and (c) state the minimum amount the Participant needs to receive to meet the severe financial need. The Committee will have the sole discretion to determine whether a hardship exists and the appropriate action, if any.

5.8      Voluntary Withdrawal. In lieu of or in addition to a distribution under
         Section 5.7 above, a Participant who is an active Employee may request, in writing to the Plan Administrator, to withdraw up to 100% of the vested portion of his or her Deferred Compensation Account Balance (minus any amount deferred during the same Plan Year as the withdrawal is taken) at any time and for any reason, subject to a penalty of 10% of the amount requested. The remaining ten percent (10%) of the amount that the Participant requests shall be permanently forfeited from the Participant's Deferred Compensation Account and applicable Sub-Account(s) at the time the withdrawal payment is made and shall no longer be part of his or her Deferred Compensation Account or otherwise be available for payment to the Participant under the Plan. There is a minimum withdrawal amount of $2,500 (applied before the 10% penalty). Deferral elections shall be deemed revoked for the balance of the Plan

         Year in which such withdrawal election is made and not permitted for the following Plan Year. The amount of such voluntary withdrawal shall be subtracted first from the vested portion of the Participant's Retirement/Termination Sub-Account until depleted and then from the In Service Sub-Accounts (if any) beginning with the Sub-Account that has a distribution date the furthest away in time. Values for purposes of administering this Section shall be determined on the date the Plan Administrator approves the amount of the withdrawal, or such other date determined by the Plan Administrator.

5.9 Change in Control. Any provision herein to the contrary notwithstanding, in the event a Participant shall incur a Retirement within two (2) years following a Change in Control, such Participant shall receive his or her remaining Deferred Compensation Account balance (including all Sub-Accounts) in a lump sum paid as soon as administratively practicable following the Valuation Date, which shall be the end of the month in which the Termination of Employment occurs. All payment schedule elections to the contrary shall be ignored.

5.10 Court Order. In the event a Court of competent jurisdiction orders a division of "plan assets" or a distribution of a Participant's Account or portion thereof pursuant to a QDRO or other valid Judgment or Court Order, the Plan Administrator shall treat such request as though it were a request for a Hardship withdrawal which satisfied the requirements of an unforeseen severe financial hardship and make a distribution to the Participant or to the party named as recipient in the QDRO, Judgment, or Court Order in the amount necessary to satisfy the QDRO, Judgment or Court Order.

5.11 Pro-rata Subtraction from Investment Options. In the event a distribution under this Article V (e.g. an installment payment, hardship or voluntary withdrawal, etc.) is less than the entire Sub-Account Balance and the Sub-Account is allocated over more than one Investment Option, the distribution shall be subtracted from each
         Investment Option in a pro-rata manner determined in the sole discretion of the Plan Administrator.

5.12 Code Section 162(m) Postponement. Any provision in this Plan (other than Section 5.9 and 5.10 above) to the contrary notwithstanding, if a Participant is a "covered employee" within the meaning of Code Section 162(m)(3) for the Company tax year in which all or any portion of his or her Deferred Compensation Account is to be paid, the Company may postpone the payment to the first tax year in which such Participant is no longer a "covered employee" to the extent the Company reasonably determines that such postponement is necessary to avoid the disallowance of compensation deductions under Code Section 162(m) with respect to such Participant.

5.13 Payments to Other Persons. The Company shall only be required to pay or cause to be paid amounts due under the Plan to the Participant, Beneficiary or other legal representative of the foregoing (custodian, personal representative, guardian, trustee, etc.). Any payment by the Company of amounts to a parent or duly appointed guardian of a Beneficiary who is a minor child, or to a duly appointed guardian or personal representative of a Participant or Beneficiary who has been adjudicated to be legally incompetent, shall fully discharge the Employers' obligations with respect to the amount so paid. In the event of any dispute as to the proper payee of amounts hereunder, any Employer may file a judicial action with any court having jurisdiction over the parties and matter to determine the proper payee and may implead or otherwise pay the Deferred Benefits to the court in which such action is pending in full satisfaction of its obligations and liabilities hereunder. Upon such payment, the Company will have no further liability for the Deferred Compensation Account or other amounts in question.

                                   ARTICLE VI
                                 ADMINISTRATION

6.1 Plan Administration. This Plan shall be administered by the Plan Administrator, which shall have discretionary authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and to utilize its discretion to decide or resolve any and all questions, including but not limited to eligibility for benefits and interpretations of this Plan and its terms, as may arise in connection with the Plan. Claims for benefits shall be filed with the Plan Administrator and resolved in accordance with the claims procedures in Article IX.

6.2 Withholding. The Employers shall have the right to withhold from any payment made under the Plan (or any amount deferred into the Plan) any taxes required by law to be withheld in respect of such payment (or deferral).

6.3 Indemnification. The Company shall indemnify and hold harmless each employee, officer, director, agent or organization, to whom or to which is delegated duties, responsibilities, and authority with respect to administration of the Plan, against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him or it (including but not limited to reasonable attorney fees) which arise as a result of his or its actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by the Company. Notwithstanding the foregoing, the Company shall not indemnify any person or organization if his or its actions or failure to act are due to gross negligence or willful misconduct or for any such amount incurred through any settlement or compromise of any action unless the Company consents in writing to such settlement or compromise.

6.4 Expenses. The expenses of administering the Plan shall be paid by the Company, which shall have a right to contribution and reimbursement from Participating Employers for the expenses so paid on behalf of Participants employed (or formerly employed) by that Participating Employer.

6.5 Delegation of Authority. In the administration of this Plan, the Plan Administrator and Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be legal counsel to the Company.

6.6 Binding Decisions or Actions. The decision or action of the Plan Administrator in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

                                   ARTICLE VII
                            AMENDMENT AND TERMINATION

7.1 Amendment and Termination. The Plan is intended to be permanent, but the Company, acting through the Committee, may at any time modify, amend, or terminate the Plan provided that such modification, amendment or termination shall not cancel, reduce, or otherwise adversely affect the amount of any Participant's accrued Account Balance (or, except as otherwise provided in Section 7.1 or 7.2 below, any form of payment elected) calculated immediately prior to the time of the action effecting such modification, amendment, or termination, without the consent of the Participant. Notwithstanding the foregoing, the Committee shall be permitted upon Plan termination to instruct the Plan Administrator to pay each Participant (without such Participant's consent) a lump sum in the amount of such Participant's Account Balance as of the date of such Plan termination.

7.2 Adverse Income Tax Determination. Notwithstanding anything to the contrary in the Plan, if any Participant receives a deficiency notice from the United States Internal Revenue Service asserting income taxes due on deferred amounts due to a finding of constructive receipt of amounts payable under the Plan, or if legislation is passed which causes current income taxation of deferred amounts, Company contributions, and/or the investment earnings attributed thereto due to any Participant withdrawal right or other Plan provision, the Committee, in its sole discretion, may terminate the Plan or such Participant's participation in the Plan, and/or may declare null and void any Plan provision with respect to affected Participants and/or may make distributions from the Plan to affected Participants of such portions of such Participant's Account Balance as the Committee deems appropriate in order to ameliorate the adverse income tax effect caused by the IRS finding or new legislation. In addition, it is intended that this Plan comply with all provisions of the Internal Revenue Code and regulations and rulings in effect from time to time regarding the permissible deferral of compensation and taxes thereon, and it is understood that this Plan does so comply. If the laws of the United States or of any relevant state are amended or construed in such a way as to make this Plan (or its intended deferral of compensation and taxes) in whole or in part void, then the Deferred Compensation Committee, in its sole discretion, may choose to terminate the Plan or it may (to the extent it deems practicable) give effect to the Plan in such a manner as it deems will best carry out the purposes and intentions of this Plan.

                                  ARTICLE VIII

INFORMAL FUNDING

8.1 General Assets. All benefits in respect of a Participant under this Plan shall be paid directly from the general funds of the applicable Employers, or a Rabbi Trust created by the Company and funded by the Employers for the purpose of informally funding the Plan, and other than such Rabbi Trust, if created, no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. No Participant, spouse or Beneficiary shall have any right, title or interest whatever in or to any investments which an Employer may make to aid the Employer in meeting its obligations hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between an Employer or any if its subsidiaries or affiliated companies and any Employee, spouse, or Beneficiary. To the extent that any person acquires a right to receive payments from an Employer hereunder, such rights are no greater than the right of an unsecured general creditor of the Employer.

8.2 Rabbi Trust. The Company may, at its sole discretion, establish a grantor trust, commonly known as a Rabbi Trust, as a vehicle for accumulating the assets needed to pay the promised benefit, but the Company shall be under no obligation to establish any such trust or any other informal funding vehicle.

                                   ARTICLE IX

CLAIMS
9.1 Filing a Claim. Any controversy or claim arising out of or relating to the Plan shall be filed with the Plan Administrator which shall make all determinations concerning such claim. Any decision by the Plan Administrator denying such claim shall be in writing and shall be delivered to the Participant or Beneficiary filing the claim ("Claimant"). Such decision shall set forth the reasons for denial in plain language. Pertinent provisions of the Plan document shall be cited and, where appropriate, an explanation as to how the Claimant can perfect the claim will be provided, including a description of any additional material or information necessary to complete the claim, and an explanation of why such material or information is necessary. The claim denial also shall include an explanation of the claims review procedures and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a civil action under
         Section 502(a) of ERISA following an adverse decision on review. This notice of denial of benefits will be provided within 90 days of the Plan Administrator's receipt of the Claimant's claim for benefits. If the Plan Administrator fails to notify the Claimant of its decision regarding the Claimant's claim, the claim shall be considered denied, and the Claimant shall then be permitted to proceed with an appeal as provided in this Article. If the Plan Administrator determines that it needs additional time to review the claim, the Plan Administrator will provide the Claimant with a notice of the extension before the end of the initial 90-day period. The extension will not be more than 90 days from the end of the initial 90-day period and the notice of extension will explain the special circumstances that require the extension and the date by which the Plan Administrator expects to make a decision.

9.3 Appeal. A Claimant who has been completely or partially denied a benefit shall be entitled to appeal this denial of his claim by filing a written appeal with the Plan Administrator no later than sixty (60) days after: (a) receipt of the written notification of such claim denial, or (b) the lapse of ninety (90) days without an announced decision notice of extension. A Claimant who timely requests a review of his or her denied claim (or his or her authorized representative) may review, upon request and free of charge, copies of all documents, records and other information relevant to the denial and may submit written comments, documents, records and other information relevant to the claim to the Plan Administrator. The Plan Administrator may, in its sole discretion and if it deems appropriate or necessary, decide to hold a hearing with respect to the claim appeal. Following its review of any additional information submitted by the Claimant, the Plan Administrator shall render a decision on its review of the denied claim in the following manner:

         (a) The Plan Administrator shall make its decision regarding the merits of the denied claim within 60 days following the Plan Administrator's receipt of the appeal (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). It shall deliver the decision to the Claimant in writing. If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The notice will indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render the determination on review.

         (b) The review will take into account comments, documents, records and other information submitted by the Claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.

         (c) The decision on review shall set forth a specific reason for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

         (d) The decision on review will include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, or other information relevant to the Claimant's claim for benefits.

         (e) The decision on review will include a statement describing any voluntary appeal procedures offered by the plan and a statement of the Claimant's right to bring an action under Section 502(a) of ERISA.

9.4 Limitation on Legal Actions. Any suit, claim or other judicial action by a Claimant seeking benefits under the Plan or otherwise arising with respect to the Plan: (a) shall be governed by ERISA; (b) may be commenced and filed, if at all, only within one (1) year after the final denial of benefits under the Plan's claims procedure as outlined above (and, if not commenced and filed within that one year period, shall be time-barred, ineffective and prohibited); and (c) may not be commenced unless and until the Claimant has exhausted his or her administrative remedies hereunder. Accordingly, a Claimant may not bring any legal action relating to a claim for benefits under the Plan unless and until the Claimant has followed the claims procedures under the Plan and exhausted his or her administrative remedies under such claims procedures. ARTICLE X GENERAL CONDITIONS

10.1 Anti-assignment Rule. No interest of any Participant, spouse or Beneficiary under this Plan and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest or any such benefit be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through any Participant, spouse or Beneficiary.

10.2 No Legal or Equitable Rights or Interest. No Participant or other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. Participation in this Plan does not give any person any right to be retained in the service of the Company or any other Participating Employer. The right and power of the Company or any other Participating Employer to dismiss or discharge an Employee at will is expressly reserved.

10.3 No Employment Contract. Nothing contained herein shall be construed to constitute a contract of employment between an Employee and the Employers.

10.4 Headings. The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

10.5 Invalid or Unenforceable Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan Administrator may elect in its sole discretion to construe such invalid or unenforceable provisions in a manner that conforms to applicable law or as if such provisions, to the extent invalid or unenforceable, had not been included.

10.6 Governing Law and Dispute Resolution. To the extent not preempted by ERISA, the laws of the State of Utah shall govern the construction and administration of the Plan. By submitting a Compensation Deferral Agreement and in consideration of their eligibility to participate in the Plan, each Participant agrees, covenants and acknowledges (as do the Employers) that: (a) exclusive jurisdiction and venue over any action or law suit under or with respect to this Plan shall rest in the United States District Court situated in Salt Lake City, Utah and the Utah State Courts located in salt Lake City, Utah, (b) consents and submits to the jurisdiction of such courts over him or her in any matter or controversy arising under or with respect to the Plan; (c) agrees not to assert any objection or challenge to the personal and subject matter jurisdiction of such courts in matters arising under or with respect to the Plan; and (d) to the extent permitted by applicable law, waives the right to a jury trial in any action arising under or with respect to the Plan.

10.7 Disclaimer. The Employers intend that the Plan, together with the Deferred Compensation Agreements, shall establish a plan deferred of compensation. However, the Employers and their owners, employees, officers, directors and agents make no representation or warranty of any nature or kind whatever relative to the binding nature of the Plan or with respect to any tax consequences, law, statute, rule, regulation, decree of any taxing entity of the United States Government or of any of its individual states (including the District of Columbia) or subdivisions thereof.

10.8 Transition. All elective deferrals for Plan Years commencing prior to the Effective Date shall be made in accordance with the provisions of the Predecessor Plans, but shall be held, administered and distributed on and after January 1, 2004 in accordance with the provisions set forth in this restated Plan document. All elective deferrals with respect to Plan Years commencing after the Effective Date shall be made in accordance with the provisions hereof. By executing and delivering a Deferred Compensation Agreement hereunder, each Participant consents to the amendment and restatement of the Predecessor Plans to read as set forth herein and agrees that all amounts previously deferred under the Predecessor Plans shall, on and after the effective date of such initial Deferred Compensation Agreement, be held, administered and applied under the terms of this Plan document as amended from time to time in the future.

IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be adopted, this 1st day of January, 2004.

                                        Merit Medical Systems, Inc.

                                        By: ____________________________________
                                        Name: __________________________________
                                        Its: ___________________________________

The following Participating Employers hereby adopt the Plan:

                                        MERIT SERVICES, INC.
                                        By: ____________________________________
                                        Name: __________________________________
                                        Its: ___________________________________
                                        Effective Date of Adoption:_____________

                                        MERIT SENSOR SYSTEMS, INC.
                                        By: ____________________________________
                                        Name: __________________________________
                                        Its: ___________________________________
                                        Effective Date of Adoption: ____________